Exhibit 99.1
ABERCROMBIE & FITCH REPORTS THIRD QUARTER 2011 RESULTS
BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND OF $0.175
New Albany, Ohio, November 16, 2011: Abercrombie & Fitch Co. (NYSE: ANF) today reported unaudited results which reflected net income of $50.9 million and net income per diluted share of $0.57 for the thirteen weeks ended October 29, 2011, compared to net income of $50.0 million and net income per diluted share of $0.56 for the thirteen weeks ended October 30, 2010.
Mike Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co., said:
“While our results for the third quarter were impacted by costing challenges combined with greater uncertainty in the macroeconomic environment, we remain very confident in our strategy, the underlying strength of our brands and our ability to create long-term shareholder value. Our focus remains on execution against our long-term strategy and roadmap objectives.”
Third Quarter Summary
Net sales for the thirteen weeks ended October 29, 2011 increased 21% to $1.076 billion from $885.8 million for the thirteen weeks ended October 30, 2010. U.S. sales, including direct-to-consumer sales, increased 14% to $820.2 million. International sales, including direct-to-consumer sales, increased 56% to $255.7 million. Total Company direct-to-consumer sales, including shipping and handling, increased 41% to $132.4 million.
Total comparable store sales for the quarter increased 7%. By brand, comparable store sales increased 4% for Abercrombie & Fitch, 6% for abercrombie kids, and 8% for Hollister Co. Total sales by brand were $436.1 million for Abercrombie & Fitch, $104.2 million for abercrombie kids and $518.0 million for Hollister Co.
The gross profit rate for the third quarter was 60.1%, 360 basis points lower than last year’s third quarter gross profit rate. The decrease in the gross profit rate was driven primarily by an increase in average unit cost combined with an approximately flat AUR.
Stores and distribution expense, as a percentage of net sales, decreased to 42.9% from 43.5% for the third quarter last year. The decrease in the stores and distribution expense rate was driven by lower store occupancy costs as a percentage of net sales.
Marketing, general and administrative expense for the third quarter was $107.8 million or 10.0% of sales compared to $102.6 million or 11.6% of sales during the same period last year. On a dollar basis, the 5% increase in marketing, general and administrative expense was due to increases in compensation, including equity compensation, and outside services, partially offset by a decrease in incentive compensation expense.
The effective tax rate for the thirteen weeks ended October 29, 2011 was 35.8%.
Net income was $50.9 million and net income per diluted share was $0.57 for the thirteen weeks ended October 29, 2011, compared to net income of $50.0 million and net income per diluted share of $0.56 for the comparable period last year.
During the third quarter of Fiscal 2011, the Company repurchased 150,000 shares of its common stock at an aggregate cost of approximately $8.8 million. As of October 29, 2011, the Company had approximately 8.2 million remaining shares available for purchase under its publicly announced stock repurchase authorizations.
The Company ended the quarter with $488.3 million in cash and cash equivalents, no borrowings under the credit agreement, and immaterial outstanding letters of credit, compared to $593.3 million in cash and cash equivalents, borrowings under the credit agreement of $57.2 million and outstanding letters of credit of $10.6 million at the comparable point last year.

2011 Outlook
The Company continues to anticipate opening five Abercrombie & Fitch flagship locations during Fiscal 2011, including flagships opened in Paris in May and Madrid on November 3, 2011, and openings in Dusseldorf, Brussels and Singapore in December. The Company expects to open 40 international mall-based Hollister stores, of which 25 had opened as of October 29, 2011.
The Company expects to open two domestic stores in Fiscal 2011 and expects to close approximately 55 to 60 domestic stores through natural lease expirations, primarily at the end of the year.
The Company continues to expect total capital expenditures for Fiscal 2011 to be approximately $350 million.
Other Developments
The Company announced plans to open Abercrombie & Fitch flagships in Amsterdam and Munich in Fiscal 2012. These are in addition to the previously announced Abercrombie & Fitch flagships in Hamburg and Hong Kong for Fiscal 2012.
On November 15, 2011, the Board of Directors declared a quarterly cash dividend of $0.175 per share on the Class A Common Stock of Abercrombie & Fitch Co. payable on December 13, 2011 to shareholders of record at the close of business on November 28, 2011.
An investor presentation of third quarter results will be available in the “Investors” section of the Company’s website at www.abercrombie.com at approximately 8:00 AM, Eastern Time, today.
At the end of the third quarter, the Company operated a total of 1,092 stores. The Company operated 316 Abercrombie & Fitch stores, 179 abercrombie kids stores, 501 Hollister Co. stores and 18 Gilly Hicks stores in the United States. The Company operated 10 Abercrombie & Fitch stores, four abercrombie kids stores, 63 Hollister Co. stores and one Gilly Hicks store internationally. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.
Today at 8:30 AM, Eastern Time, the Company will conduct a conference call. Management will discuss the Company’s performance and its plans for the future and will accept questions from participants. To listen to the conference call, dial (888)-215-7015 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 312-0676. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820 followed by the conference ID number 3493874 or through wwww.abercrombie.com.
For further information, call:
Eric Cerny
Senior Manager, Investor Relations
(614) 283-6385

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management or spokespeople of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. Except as may be required by applicable law, we assume no obligation to publicly update or revise our forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “ FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2011 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in economic and financial conditions, and the resulting impact on consumer confidence and consumer spending, could have a material adverse effect on our business, results of operations and liquidity; if we are unable to anticipate, identify and respond to changing fashion trends and consumer preferences in a timely manner, and manage our inventory commensurate with customer demand, our sales levels and profitability may decline; fluctuations in the cost, availability and quality of raw materials, labor and transportation, could cause manufacturing delays and increase our costs; equity-based compensation awarded under the employment agreement with our Chief Executive Officer could adversely impact our cash flows, financial position or results of operations and could have a dilutive effect on our outstanding Common Stock; our growth strategy relies significantly on international expansion, which adds complexity to our operations and may strain our resources and adversely impact current store performance; our international expansion plan is dependent on a number of factors, any of which could delay or prevent successful penetration into new markets or could adversely affect the profitability of our international operations; our direct-to-consumer sales are subject to numerous risks that could adversely impact sales; we have incurred, and may continue to incur, significant costs related to store closures; the costs associate with our development of a new brand concept such as Gilly Hicks could have a material adverse effect on our financial condition or results of operations; fluctuations in foreign currency exchange rates could adversely impact our financial condition and results of operations; our business could suffer if our information technology systems are disrupted or cease to operate effectively; comparable store sales will continue to fluctuate on a regular basis and impact the volatility of the price of our Common Stock; our market share may be negatively impacted by increasing competition and pricing pressures from companies with brands or merchandise competitive with ours; our ability to attract customers to our stores depends, in part, on the success of the shopping malls in which most of our stores are located; our net sales fluctuate on a seasonal basis, causing our results of operations to be susceptible to changes in Back-to-School and Holiday shopping patterns; our inability to accurately plan for product demand and allocate merchandise effectively could have a material adverse effect on our results; our failure to protect our reputation could have a material adverse effect on our brands; we rely on the experience and skills of our senior executive officers, the loss of whom could have a material adverse effect on our business; interruption in the flow of merchandise from our key vendors and international manufacturers could disrupt our supply chain, which could result in lost sales and could increase our costs; we do not own or operate any manufacturing facilities and, therefore, depend upon independent third parties for the manufacture of all our merchandise; our reliance on two distribution centers domestically and one third-party distribution center internationally makes us susceptible to disruptions or adverse conditions affecting our distribution centers; our reliance on third parties to deliver merchandise from our distribution centers to our stores and direct-to-consumer customers could result in disruptions to our business; we may be exposed to risks and costs associated with credit card fraud and identity theft that would cause us to incur unexpected expenses and loss of revenues; modifications and/or upgrades to our information technology systems may disrupt our operations; our facilities, systems and stores as well as the facilities and systems of our vendors and manufacturers, are vulnerable to natural disasters and other unexpected events, any of which could result in an interruption in our business and adversely affect our operating results; our litigation exposure could exceed expectations, having a material adverse effect on our financial condition and results of operations; our inability or failure to adequately protect our trademarks could have a negative impact on our brand image and limit our ability to penetrate new markets; fluctuations in our tax obligations and effective tax rate may result in volatility in our operating results; the effects of war or acts of terrorism could have a material adverse effect on our operating results and financial condition; our inability to obtain commercial insurance at acceptable prices or our failure to adequately reserve for self-insured exposures might increase our expenses and adversely impact our financial results; reduced operating results and cash flows at the store level may cause us to incur impairment charges; we are subject to customs, advertising, consumer protection, privacy, zoning and occupancy and labor and employment laws that could require us to modify our current business practices, incur increased costs or harm our reputation if we do not comply; changes in the regulatory or compliance landscape could adversely affect our business and results of operations; our unsecured credit agreement includes financial and other covenants that impose restrictions on our financial and business operations; and our operations may be affected by regulatory changes related to climate change and greenhouse gas emissions.

Abercrombie & Fitch Co.
Consolidated Statements of Income
Thirteen Weeks Ended October 29, 2011 and October 30, 2010
(in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Q3 2011	% of Net Sales	Q3 2010	% of Net Sales

Net Sales	$1,075,856	100.0%	$885,778	100.0%

Cost of Goods Sold	429,334	39.9%	321,346	36.3%

Gross Profit	646,522	60.1%	564,432	63.7%

Total Stores and Distribution Expense	461,683	42.9%	385,135	43.5%

Total Marketing, General and Administrative Expense	107,844	10.0%	102,612	11.6%

Other Operating Income, Net	(2,855)	-0.3%	(1,692)	-0.2%

Operating Income	79,850	7.4%	78,377	8.8%

Interest Expense, Net	533	0.0%	671	0.1%

Income Before Taxes	79,317	7.4%	77,706	8.8%

Tax Expense	28,412	2.6%	27,666	3.1%

Net Income	$50,905	4.7%	$50,040	5.6%

Net Income Per Share:
Basic	$0.59		$0.57
Diluted	$0.57		$0.56

Weighted-Average Shares Outstanding:
Basic	86,962		88,236
Diluted	89,707		90,069

Abercrombie & Fitch Co.
Consolidated Statements of Income
Thirty-Nine Weeks Ended October 29, 2011 and October 30, 2010
(in thousands, except per share data)

	(Unaudited)		(Unaudited)
	Q3 2011	% of Net Sales	Q3 2010	% of Net Sales

Net Sales	$2,829,292	100.0%	$2,319,381	100.0%

Cost of Goods Sold	1,056,067	37.3%	838,186	36.1%

Gross Profit	1,773,225	62.7%	1,481,195	63.9%

Total Stores and Distribution Expense	1,286,108	45.5%	1,104,027	47.6%

Total Marketing, General and Administrative Expense	325,493	11.5%	294,450	12.7%

Other Operating Income, Net	(4,146)	-0.1%	(4,507)	-0.2%

Operating Income	165,770	5.9%	87,225	3.8%

Interest Expense, Net	2,469	0.1%	2,303	0.1%

Income from Continuing Operation Before Taxes	163,301	5.8%	84,922	3.7%

Tax Expense from Continuing Operations	56,019	2.0%	27,232	1.2%

Net Income from Continuing Operations	107,282	3.8%	57,690	2.5%

Net Income from Discontinued Operations (net of taxes)	796	0.0%	—	—%

Net Income	$108,078	3.8%	$57,690	2.5%

Net Income Per Share from Continuing Operations:
Basic	$1.23		$0.65
Diluted	$1.19		$0.64

Net Income Per Share from Discontinued Operations:
Basic	$0.01		$—
Diluted	$0.01		$—

Net Income Per Share:
Basic	$1.24		$0.65
Diluted	$1.20		$0.64

Weighted-Average Shares Outstanding:
Basic	87,170		88,184
Diluted	90,167		89,731

Abercrombie & Fitch Co.
Consolidated Balance Sheets
(in thousands)

	(Unaudited)		(Unaudited)
	October 29, 2011	January 29, 2011	October 30, 2010

ASSETS

Current Assets
Cash and Equivalents	$488,341	$826,353	$593,291
Receivables	89,622	81,264	82,264
Inventories	679,341	385,857	511,821
Deferred Income Taxes	55,059	60,405	69,943
Other Current Assets	86,518	79,389	83,849

Total Current Assets	1,398,881	1,433,268	1,341,168

Property and Equipment, Net	1,237,430	1,144,940	1,215,884

Non-Current Marketable Securities	100,334	100,534	124,837

Other Assets	344,876	269,160	240,888

TOTAL ASSETS	$3,081,521	$2,947,902	$2,922,777

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts Payable and Outstanding Checks	$281,775	$137,235	$202,044
Accrued Expenses	311,693	306,587	242,835
Deferred Lease Credits	43,181	41,538	43,336
Income Taxes Payable	43,301	73,491	57,096

Total Current Liabilities	679,950	558,851	545,311

Long-Term Liabilities
Deferred Income Taxes	34,833	33,515	47,178
Deferred Lease Credits	192,130	192,619	202,596
Long-term Debt	26,321	68,566	81,670
Other Liabilities	217,057	203,567	199,191

Total Long-Term Liabilities	470,341	498,267	530,635

Total Shareholders’ Equity	1,931,230	1,890,784	1,846,831

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,081,521	$2,947,902	$2,922,777

Abercrombie & Fitch Co.
U.S. Store Count
(Unaudited)
Thirteen and Thirty-Nine Week Periods Ended October 29, 2011

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

July 30, 2011	316	179	501	18	1,014

New	—	—	—	—	—

Closed	—	—	—	—	—

October 29, 2011	316	179	501	18	1,014

January 29, 2011	316	181	502	18	1,017

New	—	—	—	—	—

Closed	—	(2)	(1)	—	(3)

October 29, 2011	316	179	501	18	1,014

Abercrombie & Fitch Co.
International Store Count
(Unaudited)
Thirteen and Thirty-Nine Week Periods Ended October 29, 2011

Store Activity	Abercrombie & Fitch	abercrombie	Hollister	Gilly Hicks	Total

July 30, 2011	10	4	44	1	59

New	—	—	19	—	19

Closed	—	—	—	—	—

October 29, 2011	10	4	63	1	78

January 29, 2011	9	4	38	1	52

New	1	—	25	—	26

Closed	—	—	—	—	—

October 29, 2011	10	4	63	1	78